Exhibit 10.36

OXFORD IMMUNOTEC LIMITED

INCENTIVE STOCK OPTION AGREEMENT GRANTED UNDER

AMENDED AND RESTATED 2008 STOCK INCENTIVE PLAN

FOR NON-CALIFORNIA OPTION HOLDERS

THIS AGREEMENT is made      day of             201[    ]

BETWEEN:-

OXFORD IMMUNOTEC LIMITED (reg. no. 4516079) whose registered office is at 115D Innovation Drive, Milton Park, Abingdon, Oxfordshire, OX14 4RZ (the “Company”); and

                    , an employee of the Company (the “Option Holder”) on                     , (the “Date of Grant”)

1) Option Grant. The Company hereby grants to the Option Holder with effect from the above date an Option to subscribe for up to                 Ordinary Shares of 0.1p each in the capital of the Company (the “Shares”) at a price of $         per Ordinary Share (the “Per Share Exercise Price”) (together, the “Option”).

For purposes of determining the Vesting Percentage in section 3 and the Final Expiration Date below, the “Start Date” for this Option is                     .

The Final Expiration Date of this Option is nine years three hundred sixty-four (364) days after the earlier of (i) the Start Date or (ii) the Date of Grant.

2) Governing Plan. It is intended that the Option evidenced by this agreement shall be an incentive stock Option as defined in Section 422 of the United States’ Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the “Code”). The Option is subject to the rules of the Oxford Immunotec Limited Amended and Restated 2008 Stock Incentive Plan (a copy of which is set out in Schedule 1 of this Agreement) (the “Plan”). If a matter is explicitly addressed in this Option, the language of this Option shall prevail. If a matter is omitted in this Option, the language of the Plan shall prevail. If there is a conflict between this Option and the Plan, the language of the Plan shall prevail. The Option Holder may also be referred to as a “Participant” in the Plan.

Except as otherwise indicated by the context, the term “Option Holder”, as used in this Option, shall be deemed to include any person who acquires the right to exercise this Option validly under its terms.

3) Definition of Vested Shares. The number of Ordinary Shares which may be acquired at any time (“Vested Shares”) can be determined by (x) multiplying the number of Shares set forth in Section 1 by (y) the Vesting Percentage set forth in this Section 3 and (z) subtracting the number of Shares previously acquired by exercising this Option. Unless otherwise determined by the Board of Directors of the Company, this Option shall never be exercisable for more than the Vested Shares.

a) The Vesting Percentage cannot exceed 100%. On or prior to the Final Expiration Date (as defined in Section 1) the Vesting Percentage will be determined by multiplying the number of completed months of employment since the Start Date (“Completed Service”) set forth in Section 1 by 2.083%. For example, after 26 months of Completed Service, the Vesting Percentage for this Option will be 54.16%; after 36 months of Completed Service, it will be 75%; and after 48 months of Completed Service it will be 100%. After the Final Expiration Date, the Vesting Percentage will be zero.

b) Notwithstanding Section 3(a), the Vesting Percentage for this Option will be 0% until the Option Holder has at least 24 months of employment with the Company since the Start Date of the first option granted to the Option Holder by the Company.

4) Transferability. This Option may not be sold, assigned, transferred, pledged or otherwise encumbered by the Option Holder, either voluntarily or by operation of law, except by will or the laws of descent and distribution (or the local equivalent) and, during the lifetime of the Option Holder, this Option shall be exercisable only by the Option Holder. This Option shall immediately cease to be exercisable and shall lapse if:

a) it is transferred or assigned (other than in the event of death to the Option Holder’s duly designated heirs or executors (or the local equivalent)), mortgaged, charged or otherwise disposed of by the Option Holder; or

b) the Option Holder is adjudged bankrupt or an interim order is made because he intends to propose a voluntary arrangement to his creditors; or

c) the Option Holder makes or proposes a voluntary arrangement, or any other scheme or arrangement in relation to his debts, with his creditors or any section of them; or

d) the Option Holder is otherwise deprived (except on death) of the legal or beneficial ownership of the Option by operation of law or by doing or omitting to do anything which causes him to be so deprived.

The date of any of the events set forth above shall be deemed to be the “Unauthorized Transfer Date”.

5) Exercise of the Option

a) Option Expiration Date. This Option shall expire and no longer be exercisable for any Vested Shares on the earlier of (a) the Unauthorized Transfer Date (defined in Section 4), (b) the Final Expiration Date (defined in Section 1) or (c) the Early Termination Date (as defined below) (the “Option Expiration Date”).

b) Form of Exercise. The exercise of this Option shall be effective on the date (the “Exercise Date”) the Company receives at its principal office the Notice of Exercise attached hereto, duly signed by the Option Holder, and accompanied by this agreement, and payment in full in the manner as provided below. The Option Holder may purchase less than the number of shares covered hereby, provided that any partial exercise of this Option must be for whole integer numbers of Shares.

c) Deed of Adherence. Exercise of the Option is conditional upon the Option Holder executing, if so required by the Company, a deed of adherence (in such form as may be required by the Company) with the Company and all persons who are holders of shares in the capital of the Company at the date of exercise of the Option whereby the Option Holder becomes a party to any Shareholders’ Agreement or other document having a similar effect which is in force between the Company and all persons who, at the date of exercise of the Option, are holders of shares in the capital of the Company. A copy of the current deed of adherence which is in force as of the date of this Option is available from the Company upon request.

d) Continuous Relationship with the Company. Except as otherwise provided in this Section 5, this Option may not be exercised unless the Option Holder, at the time he or she exercises this

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Option, is, and has been at all times since the Date of Grant to the Employment Termination Date, an employee or officer of, or consultant or advisor to, the Company or any parent or subsidiary of the Company as defined in Section 424(e) or (f) of the Code (an “Eligible Option Holder”).

e) Early Termination of the Option: In the circumstances set forth below, this Option may terminate prior to the Final Expiration Date. In each instance below, the conditions for the termination, the method for calculating the Vesting Percentage and the determination of the Early Termination Date are set forth.

i) Regular Termination: If the Option Holder ceases to be an employee of the Company for any reason except as provided in paragraphs (ii) through (v) below, the date of such event shall be deemed to be the “Employment Termination Date” and shall be used to determine the Vesting Percentage in Section 3 and the Early Termination Date shall be 40 days after such date.

ii) Special Termination. If an Option Holder ceases to be employed by a Group Company by reason of:

(a) retirement on or after reaching the age of 65 or the age at which the Option Holder is anticipated to retire in accordance with the terms of his contract of employment; or

(b) the fact that he ceases to be employed by a member of the Group as a result of the transfer of a business or part of a business to a person who is not a member of the Group; or

(c) the fact that the company by which he is employed is no longer a member of the Group.

then, the date of such event shall be deemed to be the “Employment Termination Date” and shall be used to determine the Vesting Percentage in Section 3 and the Early Termination Date shall be 40 days after such date; provided that where the transfer of business under (b) above amounts, in the opinion of the Directors, to a sale of substantially all of the Company’s assets to a third party, the provisions of Section 9 below shall apply.

iii) Death or Disability. If the Option Holder dies, then the date of death shall be deemed to be the “Employment Termination Date” and shall be used to determine the Vesting Percentage in Section 3 and the Early Termination Date shall be one year after such date. If the Option Holder ceases employment by reason of disability (as determined by the Board of Directors), then the date of cessation of employment shall be deemed to be the “Employment Termination Date” and shall be used to determine the Vesting Percentage in Section 3 and the Early Termination Date shall be 40 days after such date.

iv) For Cause. If, prior to the Final Expiration Date, the Option Holder’s employment is terminated by the Company for Cause (as defined below), the Vesting Percentage and the number of Vested Shares will become Zero upon termination and the effective date of such termination shall be deemed to be the “Employment Termination Date” and shall also be the Early Termination Date. If the Option Holder is party to an employment or severance agreement with the Company that contains a definition of “cause” for termination of employment, “Cause” shall have the meaning ascribed to such term in such agreement. Otherwise, “Cause” shall mean willful misconduct by the Option Holder or willful failure by the Option Holder to perform his or her responsibilities to the Company

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(including, without limitation, breach by the Option Holder of any provision of any employment, consulting, advisory, nondisclosure, non-competition or other similar agreement between the Option Holder and the Company), as determined by the Company, which determination shall be conclusive. The Option Holder shall be considered to have been discharged for Cause if the Company determines, within one month after the Option Holder’s resignation, that discharge for Cause was warranted.

v) Change of Control. Section 9 also provides another instance when the Vesting Percentage may be calculated and the Early Termination Date may be determined.

vi) Notwithstanding the foregoing paragraphs (i) through (v), the Option may only be exercised where the Option Holder, prior to the Option Expiration Date, has not been notified by the Company in writing that he/she has violated the non-competition or confidentiality provisions of any employment contract, confidentiality and nondisclosure agreement or other agreement between the Option Holder and the Company.

6) Payment upon Exercise. Shares in the capital of the Company purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

a) in cash or by cheque, payable to the order of the Company;

b) when shares in the capital of the Company are registered under the Securities Exchange Act of 1934, as amended or UK equivalent (the “Exchange Act”), by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding or (ii) delivery by the Option Holder to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price and any required tax withholding;

c) when shares in the capital of the Company are registered under the Exchange Act, by delivery (either by actual delivery or attestation) of shares in the capital of the Company owned by the Option Holder valued at their fair market value as determined by (or in a manner approved by) the Board (“Fair Market Value”), provided (i) such method of payment is then permitted under applicable law and has no adverse tax or accounting consequences for the Company, (ii) such shares, if acquired directly from the Company, were owned by the Option Holder for such minimum period of time, if any, as may be established by the Board in its discretion and (iii) such shares are not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements;

d) by any combination of the above permitted forms of payment.

7) Additional Provisions Regarding Exercise. Further provisions governing the manner in which and the time at which the Option may be exercised are set out in the Plan.

8) Changes in Capitalization. In the event of change in the capitalization of the Company (including but not limited to, stock splits or stock consolidations) the number of Shares covered by this Option and the Exercise Price of the Shares may be adjusted in such manner as the Board shall determine as set forth in the Plan.

9) Change of Control. Upon a Change in Control Event, as defined below, prior to the expiration of the 24 month cliff vesting period described in Section 3(b) hereof, the provisions of Section 3(b) shall be disapplied and the vesting of this option shall follow the terms set out in Section 3(a) hereof. In addition, upon a Change in Control Event, the Option Holder shall have an additional 12 months of vesting added to this Option. By way of example, if the Start Date of this Option is January 1, 2010 and there is a Change in Control Event on March 1, 2012, the Vesting Percentage of this Option will be 79.15%. Unless otherwise provided by the Board at the

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time of or prior to the consummation of such Change in Control Event, (i) the Option Holder may exercise all or any part of the vested portion of the Option (including the portion for which vesting has been accelerated pursuant to this Section 9) up until the time immediately prior to the consummation of the Change in Control Event and (ii) any unexercised portion of the Option (including the full unvested portion of the Option) will terminate on such Change in Control Event. A “Change in Control Event” shall occur if the Company (A) shall come under the control of another person or persons as defined in the Plan or (B) sells substantially all of its assets to a third party.

10) Tax Indemnification: The Option Holder agrees and undertakes with the Company that:

a) Withholding. No Shares will be issued pursuant to the exercise of this Option unless and until the Option Holder pays to the Company, or makes provision satisfactory to the Company for payment of, any federal, state or local withholding taxes required by law to be withheld in respect of this Option.

b) Disqualifying Disposition. If the Option Holder disposes of Shares acquired upon exercise of this Option within two years from the Grant Date or one year after such Shares were acquired pursuant to exercise of this Option, the Option Holder shall notify the Company in writing of such disposition.

11) Nothing in this Agreement shall be taken to impose any restriction or limitation upon the exercise by the members of the Company of their rights to make any alteration to the Articles of Association or the share capital of the Company.

12) Nothing in this Agreement shall be construed to grant the Option Holder the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with the Option Holder free from any liability or claim under the Plan, except as expressly provided herein.

13) Details of all restrictions attaching to the Ordinary Shares which may be acquired upon the exercise of the Option are contained in the Articles of Association of the Company (a copy of which can be obtained from the Company Secretary).

EXECUTED as a Deed by the parties the day and year first before written.

EXECUTED as a DEED by OXFORD IMMUNOTEC LIMITED acting by two duly authorised officers

EXECUTED as a DEED

By

in the presence of:

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OXFORD IMMUNOTEC LIMITED

NOTICE OF STOCK OPTION EXERCISE

Date:

Oxford Immunotec Limited

115D Innovation Drive

Milton Park

Abingdon

Oxfordshire

OX14 4RZ

Attention: Company Secretary

Dear Sir or Madam:

I am the holder of             1 Stock Option granted to me under the Oxford Immunotec Limited (the “Company”) Amended and Restated 2008 Stock Incentive Plan on                     for the purchase of                 ordinary shares in the capital of the Company at a purchase price of £         per share.

I hereby exercise my option to purchase             2 ordinary shares in the capital of the Company (the “Shares”), for which I have enclosed a check for $         in favour of “Oxford Immunotec Limited” as payment in full of the option price and return the original Option Agreement and all copies to the Company.

I request that I be registered as the holder of such ordinary shares and a definitive certificate for such shares be prepared in my name. I agree that until such time as sale of the shares cannot result in a disqualifying disposition (for US tax law purposes) the certificate should be retained by the Company and at the end of the potential disqualifying disposition period, I direct that the certificate be sent to me, at my risk, to the address below.

NAME

ADDRESS

TAX I.D. #:

I understand that I have the right, subject to the restrictions noted below and any other applicable restrictions, including without limitation any insider trading policies and lock-up agreements, to sell the shares prior to the expiration of the disqualifying disposition period, and the Company agrees to make the certificate available to me or my broker to enable me to effect such sales.

[1]	Enter either “an Incentive” or “a Nonstatutory”.
[2]	Enter the number of shares to be purchased upon exercise of all or part of the option.

I represent, warrant and covenant as follows:

1. I am purchasing the Shares for my own account for investment only, and not with a view to, or for sale in connection with, any distribution of the Shares in violation of the Securities Act of 1933 (the “Securities Act”), or any rule or regulation under the Securities Act.

2. I have had such opportunity as I have deemed adequate to obtain from representatives of the Company such information as is necessary to permit me to evaluate the merits and risks of my investment in the Company.

3. I have sufficient experience in business, financial and investment matters to be able to evaluate the risks involved in the purchase of the Shares and to make an informed investment decision with respect to such purchase.

4. I can afford a complete loss of the value of the Shares and am able to bear the economic risk of holding such Shares for an indefinite period.

5. I understand that (i) the Shares have not been registered under the Securities Act and are “restricted securities” within the meaning of Rule 144 under the Securities Act, (ii) the Shares cannot be sold, transferred or otherwise disposed of unless they are subsequently registered under the Securities Act or an exemption from registration is then available; (iii) in any event, the exemption from registration under Rule 144 will not be available for at least one year and even then will not be available unless a public market then exists for the shares, adequate information concerning the Company is then available to the public, and other terms and conditions of Rule 144 are complied with; and (iv) there is now no registration statement on file with the Securities and Exchange Commission with respect to any stock of the Company and the Company has no obligation or current intention to register the Shares under the Securities Act.

6. I agree that, if requested by the Company or any representative of the underwriters (the “Managing Underwriter”) in connection with any registration of the offering of any securities of the Company under the Securities Act, I shall not sell or otherwise transfer any Shares or other securities of the Company during the 180 day period (or such other period as may be requested in writing by the Managing Underwriter and agreed to in writing by the Company not to exceed 180 days)(the “Market Standoff Period”) following the effective date of a registration statement of the Company filed under the Securities Act. Such restriction shall apply only to the first registration statement of the Company to become effective under the Securities Act that includes securities to be sold on behalf of the Company to the public in an underwritten public offering under the Securities Act. The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such Market Standoff Period.

Very truly yours,

SIGNATURE

SCHEDULE 1

Oxford Immunotec Limited

AMENDED AND RESTATED 2008 STOCK INCENTIVE PLAN

1.	PURPOSE

The purpose of this Amended and Restated 2008 Stock Incentive Plan (the “Plan”) of Oxford Immunotec Limited, a company registered in England and Wales under No. 4516079 (the “Company”), is to advance the interests of the Company’s stockholders by enhancing the Company’s ability to attract, retain and motivate persons who are expected to make important contributions to the Company and by providing such persons with equity ownership opportunities and performance-based incentives that are intended to better align the interests of such persons with those of the Company’s stockholders. Except where the context otherwise requires, the term “Company” shall include any of the Company’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the “Code”) and any other business venture (including, without limitation, joint venture or limited liability company) in which the Company has a controlling interest, as determined by the Board of Directors of the Company (the “Board”).

2.	ELIGIBILITY

All of the Company’s employees, officers, directors, consultants and advisors are eligible to be granted options, restricted stock, restricted stock units (“RSUs”) and other stock-based awards (each, an “Award”) under the Plan. Each person who receives an Award under the Plan is deemed a “Participant”.

3.	ADMINISTRATION AND DELEGATION

3.1	Administration by Board of Directors. The Plan will be administered by the Board. The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may construe and interpret the terms of the Plan and any Award agreements entered into under the Plan. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. All decisions by the Board shall be made in the Board’s sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award. No director or person acting pursuant to the authority delegated by the Board shall be liable for any action or determination relating to or under the Plan made in good faith.

3.2	Appointment of Committees. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a “Committee”). All references in the Plan to the “Board” shall mean the Board or a Committee of the Board to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee.

4.	STOCK AVAILABLE FOR AWARDS

4.1	Subject to adjustment under Section 6, Awards may be made under the Plan for up to such number of ordinary shares in the capital of the Company (“Shares”) which, subject to waiver by the shareholders of the Company, equate to 14.6 percent of the Fully Diluted Share Capital (the “Aggregate Share Limit”). “Fully Diluted Share Capital” shall mean the ordinary share capital of the Company on an “as converted” basis being the number of Shares in issue if all outstanding options, warrants and other rights to subscribe for or to convert into Shares at the relevant date had been exercised in full. Notwithstanding the foregoing, the Aggregate Share Limit shall immediately and automatically and without any further action by the Company’s shareholders or the Board, revert to 14.6 percent of the Fully Diluted Share Capital on such date or event as may be established by the Company’s shareholders in any waiver. Subject to adjustment under Section 6, no more than 7,000,000 Shares may be used for Incentive Stock Options (as defined at Section 5.2(a) below).

If any Award expires or is terminated, surrendered or cancelled without having been fully exercised or is forfeited in whole or in part (including as the result of shares in the capital of the Company being repurchased by the Company at the original issuance price pursuant to a contractual repurchase right) or results in any such shares not being issued, the unused shares covered by such an Award shall again be available for the grant of Awards under the Plan. Further, shares in the capital of the Company tendered to the Company by a Participant to exercise an Award shall be added to the number of shares available for the grant of Awards under the Plan. However, in the case of Incentive Stock Options (as hereinafter defined), the foregoing provisions shall be subject to any limitations under the Code. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

4.2	Substitute Awards. In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Awards in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute Awards may be granted on such terms as the Board deems appropriate in the circumstances, notwithstanding any limitations on Awards contained in the Plan. Substitute Awards shall not count against the overall share limit set forth in Section 4.1, except as may be required by reason of Section 422 and related provisions of the Code.

5.	STOCK OPTIONS

5.1	General. The Board may grant options to purchase shares in the capital of the Company (each, an “Option”) and determine the number and class of shares in the capital of the Company to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable, PROVIDED THAT an Option shall only be granted with the consent of the Remuneration Committee of the Board. An Option that is not intended to be an Incentive Stock Option (as hereinafter defined) or an EMI Option (as hereinafter defined) shall be designated a “Nonstatutory Stock Option”.

(a)	Incentive Stock Options. An Option that the Board intends to be an “incentive stock option” as defined in Section 422 of the Code (an “Incentive Stock Option”) shall only be granted to employees of Oxford Immunotec Limited, any of Oxford Immunotec Limited’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Code, and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code, and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) that is intended to be an Incentive Stock Option is not an Incentive Stock Option or for any action taken by the Board, including without limitation the conversion of an Incentive Stock Option to a Nonstatutory Stock Option.

(b)	EMI Options. An Option that the Board intends to be an enterprise management incentive option under the terms of Schedule 5 to the UK Income Tax (Earnings and Pensions) Act 2003 (“Schedule 5”) (an “EMI Option”) shall only be granted to an employee of Oxford Immunotec Limited or its parent or subsidiary corporations who satisfies the requirements of Schedule 5 and the Company shall have no liability to a Participant if an Option (or any part thereof) that is intended to be an EMI Option is not or ceases to be a qualifying option under Schedule 5.

5.2	Exercise Price. The Board shall establish the exercise price of each Option and specify the exercise price in the applicable option agreement. The exercise price shall be not less than 100% of the Fair Market Value (as defined below) on the date the Option is granted.

5.3	Duration of Options. Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement.

5.4	Exercise of Option - Notice of exercise. Options may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Board together with payment in full as specified in Section 5.6 for the number of shares for which the Option is exercised.

5.5	Payment upon Exercise. Shares in the capital of the Company purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

(a)	in cash or by check, payable to the order of the Company;

(b)	when shares in the capital of the Company are registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or UK equivalent, except as may otherwise be provided in the applicable option agreement, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price and any required tax withholding;

(c)	when shares in the capital of the Company are registered under the Exchange Act and to the extent provided for in the applicable option agreement or approved by the Board, in its sole discretion, by delivery (either by actual delivery or attestation) of shares in the capital of the Company owned by the Participant valued at their fair market value as determined by (or in a manner approved by) the Board (“Fair Market Value”), provided (i) such method of payment is then permitted under applicable law, (ii) such shares, if acquired directly from the Company, were owned by the Participant for such minimum period of time, if any, as may be established by the Board in its discretion and (iii) such shares are not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements;

(d)	to the extent provided for in the applicable option agreement or approved by the Board, in its sole discretion by (i) delivery of a promissory note of the Participant to the Company on terms determined by the Board, or (ii) payment of such other lawful consideration as the Board may determine; or

(e)	by any combination of the above permitted forms of payment.

6.	RESTRICTED STOCK; RESTRICTED STOCK UNITS

6.1	General. The Board may grant Awards entitling recipients to acquire shares in the capital of the Company (“Restricted Stock”), subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable

Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award. Instead of granting Awards for Restricted Stock, the Board may grant Awards entitling the recipient to receive shares in the capital of the Company or cash to be delivered at the time such Award vests (“Restricted Stock Units”) (Restricted Stock and Restricted Stock Units are each referred to herein as a “Restricted Stock Award”).

6.2	Terms and Conditions for All Restricted Stock Awards. The Board shall determine the terms and conditions of a Restricted Stock Award, including the conditions for vesting and repurchase (or forfeiture) and the issue price, if any.

6.3	Additional Provisions Relating to Restricted Stock.

(a)	Dividends. Participants holding shares of Restricted Stock will be entitled to all ordinary cash dividends paid with respect to such shares, unless otherwise provided by the Board. Unless otherwise provided by the Board, if any dividends or distributions are paid in shares, or consist of a dividend or distribution to holders of shares in the capital of the Company other than an ordinary cash dividend, the shares, cash or other property will be subject to the same restrictions on transferability and forfeitability as the shares of Restricted Stock with respect to which they were paid. Each dividend payment will be made no later than the end of the calendar year in which the dividends are paid to shareholders of that class of shares or, if later, the 15th day of the third month following the date the dividends are paid to shareholders of that class of shares.

(b)	Share Certificates. The Company may require that any share certificates issued in respect of shares of Restricted Stock shall be deposited in escrow by the Participant, together with a stock transfer form endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or if the Participant has died, to the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant’s death (the “Designated Beneficiary”). In the absence of an effective designation by a Participant, “Designated Beneficiary” shall mean the Participant’s estate.

7.	OTHER STOCK-BASED AWARDS

Other Awards of shares in the capital of the Company, and other Awards that are valued in whole or in part by reference to, or are otherwise based on, shares in the capital of the Company or other property, may be granted hereunder to Participants (“Other Stock-Based Awards”), including without limitation stock appreciation rights (“SARs”) and Awards entitling recipients to receive shares in the capital of the Company to be delivered in the future. Such Other Stock-Based Awards shall also be available as a form of payment in the settlement of other

Awards granted under the Plan or as payment in lieu of compensation to which a Participant is otherwise entitled. Other Stock-Based Awards may be paid in shares in the capital of the Company or cash, as the Board shall determine. Subject to the provisions of the Plan, the Board shall determine the terms and conditions of each Other Stock-Based Award, including any purchase price applicable thereto.

8.	ADJUSTMENTS FOR CHANGES IN THE SHARE CAPITAL OF THE COMPANY AND CERTAIN OTHER EVENTS

8.1	Changes in Capitalization.

(a)	Adjustment. The number of shares available for Award under the Plan, the number of shares over which an Option is granted and the exercise price per share subject to Option, the number of shares subject to and the repurchase price per share subject to each outstanding Restricted Stock Award, and the terms of each other outstanding Award may be adjusted in such manner as the Board shall determine following any capitalization issue (other than a scrip dividend), rights issue, recapitalization, subdivision, consolidation, reduction or other variation of share capital of the Company.

(b)	Limitation or adjustments. No adjustment under Section 8.1(a) above shall be made which would reduce the exercise price per share subject to Option to subscribe for shares in the capital of the Company below the nominal value of a share unless and to the extent that the Board:

(i)	is authorized to capitalize from the reserves of the Company a sum equal to the amount by which the nominal value of the shares subject to the Option exceeds the adjusted exercise price; and

(ii)	applies such sum (if any) in paying up the amount by which the aggregate nominal value of the shares in respect of which the Option is being exercised exceeds the total exercise price for such shares.

(c)	Action following adjustment. The Company may take such steps as it may consider necessary to notify Participants of any adjustment made under Section 8.1(a) and to call in, cancel, endorse, issue or reissue any option certificate or agreement subsequent upon such adjustment.

8.2	Change of Control.

(a)	Subject to Section 8.2(c) if any person:

(i)	makes an offer to acquire the whole of the share capital of the Company which is made on a condition such that if it is satisfied the person making the offer will have Control (having in this Section 8.2 the meaning given in section 719 of the UK Income Tax (Earnings and Pensions) Act 2003) of the Company; or

(ii)	makes an offer to acquire all of the shares in the Company which are the same class as the Shares; or

(iii)	negotiates a share sale and purchase agreement with the shareholders of the Company which contemplates that such person will obtain Control of the Company upon completion; or

(iv)	obtains Control of the Company in any other circumstances or as a result of any other transaction or series of related transactions; or

(v)	effects any action, transaction or series of related transactions that the Board determines should be treated as if it was a change in Control of the Company;

the Board may take any one or more of the following actions as to all or any (or any portion of) outstanding Awards other than Restricted Stock Awards on such terms as the Board determines: (A) upon written notice to a Participant, provide that the Participant’s unexercised Awards will terminate immediately prior to the consummation of such change in Control event unless exercised by the Participant within a specified period following the date of such notice, (B) provide that Awards shall be assumed, or substantially equivalent Awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (C) provide that outstanding Awards shall become exercisable in whole or in part prior to or upon such change in Control event, (D) in the event of a change in Control event under the terms of which holders of shares in the capital of the Company will receive upon consummation thereof a cash payment for each share surrendered in the change in Control event (the “Acquisition Price”), make or provide for a cash payment to a Participant equal to the excess, if any, of (y) the Acquisition Price times the number of shares subject to the Participant’s Awards (to the extent the exercise price does not exceed the Acquisition Price) over (z) the aggregate exercise price of all such outstanding Awards and any applicable tax withholdings, in exchange for the termination of such Awards, (E) provide that, in connection with a liquidation or dissolution of the Company, Awards shall convert into the right to receive liquidation proceeds (if applicable, net of the exercise price thereof and any applicable tax withholdings) and (F) any combination of the foregoing. In taking any of the actions permitted under this Section 8.2, the Board shall not be obligated by the Plan to treat all Awards, all Awards held by a Participant, or all Awards of the same type, identically.

(b)	Upon the occurrence of a change of Control as described at (a) above the Board may determine that (i) the repurchase and other rights of the

Company under each outstanding Restricted Stock Award shall inure to the benefit of the Company’s successor and shall, unless the Board determines otherwise, apply to the cash, securities or other property which the shares in the capital of the Company was converted into or exchanged for pursuant to such Change of Control in the same manner and to the same extent as they applied to the shares in the capital of the Company subject to such Restricted Stock Award or (ii) except to the extent specifically provided to the contrary in the instrument evidencing any Restricted Stock Award or any other agreement between a Participant and the Company, all restrictions and conditions on all Restricted Stock Awards then outstanding shall automatically be deemed terminated or satisfied.

(c)	Holding Company. Awards shall not become exercisable without the consent of the Board under the foregoing provisions of this Section 8.2 if the purpose and effect of the transaction is to create a new “holding company” for the Company, such company having substantially the same shareholders and proportionate shareholdings as those of the Company immediately prior to the transaction.

(d)	Notwithstanding anything herein to the contrary, in no event shall the listing of any class of the Company’s shares on a public securities exchange be considered a change in Control of the Company, unless the Board specifically determines otherwise at the time of such listing.

8.3	Sale of Assets. On a sale of substantially all of the assets of the Company, the provisions of Section 8.2 (Change of Control) shall apply to the extent that the Board may take any of the actions described at (A), (B), (C), (D), (E) or (F) therein in relation to outstanding Awards.

9.	GENERAL PROVISIONS APPLICABLE TO AWARDS

9.1	Transferability of Awards. Except as the Board may otherwise determine or provide in an Award, Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an Incentive Stock Option, pursuant to a qualified domestic relations order, and, during the life of the Participant, shall be exercisable only by the Participant. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

9.2	Documentation. Each Award shall be evidenced in such form (written, electronic or otherwise) as the Board shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan.

9.3	Board Discretion. Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Board need not treat Participants uniformly.

9.4	Termination of Status. The Board shall determine the effect on an Award of the disability, death, termination or other cessation of employment, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, or the Participant’s legal representative, conservator, guardian or Designated Beneficiary, may exercise rights under the Award.

9.5	Withholding. Each Participant shall pay to the Company, or make provision satisfactory to the Board for payment of, any taxes required by law to be withheld in connection with Awards to such Participant no later than the date of the event creating the tax liability. Except as the Board may otherwise provide in an Award, when shares in the capital of the Company are registered under the Exchange Act, Participants may satisfy such tax obligations in whole or in part by delivery of such shares, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value; provided, however, that the total tax withholding where stock is being used to satisfy such tax obligations cannot exceed the Company’s minimum statutory withholding obligations (based on minimum statutory withholding rates for federal, state and local tax purposes, including income taxes, social taxes, national insurance contributions, payroll taxes, and any other taxes that are applicable to such supplemental taxable income). The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to a Participant. Shares surrendered to satisfy tax withholding requirements cannot be subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.

9.6	Amendment of Award. The Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option. The Participant’s consent to such action shall be required unless (i) the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant’s rights under the Plan or (ii) the change is permitted under Section 8 hereof.

9.7	Conditions on Delivery of Stock. The Company will not be obligated to deliver any shares pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

9.8	Acceleration. The Board may at any time provide that any Award shall become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

10.	MISCELLANEOUS

10.1	No Right to Employment or Other Status. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

10.2	No Rights as Stockholder. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares in the capital of the Company to be distributed with respect to an Award until becoming the record holder of such shares.

10.3	Effective Date and Term of Plan. The Plan shall become effective on the date on which it is adopted by the Board. No Awards shall be granted under the Plan after the expiration of 10 years from the earlier of (i) the date on which the Amended and Restated version of the Plan was adopted by the Board or (ii) the date the Amended and Restated version of the Plan was approved by the Company’s stockholders, but Awards previously granted may extend beyond that date.

10.4	Amendment of Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time; provided that if at any time the approval of the Company’s stockholders is required as to any modification or amendment under Section 422 of the Code or any successor provision with respect to Incentive Stock Options, the Board may not effect such modification or amendment without such approval. Unless otherwise specified in the amendment, any amendment to the Plan adopted in accordance with this Section 10.4 shall apply to, and be binding on the holders of, all Awards outstanding under the Plan at the time the amendment is adopted, provided the Board determines that such amendment does not materially and adversely affect the rights of Participants under the Plan.

10.5	Authorization of Sub-Plans. The Board may from time to time establish one or more sub-plans under the Plan for purposes of satisfying applicable blue sky, securities or tax laws of various jurisdictions. The Board shall establish such sub-plans by adopting supplements to this Plan containing (i) such limitations on the Board’s discretion under the Plan as the Board deems necessary or desirable or (ii) such additional terms and conditions not otherwise inconsistent with the Plan as the Board shall deem necessary or desirable. All supplements adopted by the Board shall be deemed to be part of the Plan, but each supplement shall apply only to Participants within the affected jurisdiction and the Company shall not be required to provide copies of any supplement to Participants in any jurisdiction which is not the subject of such supplement.

10.6	Compliance with Code Section 409A. No Award shall provide for deferral of compensation that does not comply with Section 409A of the Code, unless the Board, at the time of grant, specifically provides that the Award is not intended to comply with Section 409A of the Code. The Company shall have no liability to a Participant, or any other party, if an Award that is intended to be exempt from, or compliant with, Section 409A is not so exempt or compliant or for any action taken by the Board.

10.7	Governing Law. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with English law.

Oxford Immunotec Limited

AMENDED AND RESTATED 2008 STOCK INCENTIVE PLAN

CALIFORNIA SUPPLEMENT

Pursuant to Section 10.5 of the Plan, the Board has adopted this supplement for purposes of satisfying the requirements of Section 25102(o) of the California Law:

Any Awards granted under the Plan to a Participant who is a resident of the State of California on the date of grant (a “California Participant”) shall be subject to the following additional limitations, terms and conditions:

1.	ADDITIONAL LIMITATIONS ON OPTIONS.

1.1	Maximum Duration of Options. No Options granted to California Participants shall have a term in excess of 120 months measured from the Option grant date.

1.2	Minimum Exercise Period Following Termination. Unless a California Participant’s employment is terminated for cause (as defined by applicable law, the terms of any contract of employment between the Company and such Participant, or in the instrument evidencing the grant of such Participant’s Option), in the event of termination of employment of such Participant, such Participant shall have the right to exercise an Option, to the extent that he or she was otherwise entitled to exercise such Option on the date employment terminated, until the earlier of: (i) at least six months from the date of termination, if termination was caused by such Participant’s death or “permanent and total disability” (within the meaning of Section 22(e)(3) of the Code), (ii) at least 30 days from the date of termination, if termination was caused other than by such Participant’s death or “permanent and total disability” (within the meaning of Section 22(e)(3) of the Code) and (iii) the Option expiration date.

2.	ADDITIONAL LIMITATIONS.

The terms of all Awards granted to a California Participant under Section 7 of the Plan shall comply, to the extent applicable, with Section 260.140.41, Section 260.140.42 Section 260.140.45 and Section 260.140.46 of the California Code of Regulations.

3.	ADDITIONAL LIMITATIONS ON TIMING OF AWARDS.

No Award granted to a California Participant shall become exercisable, vested or realizable, as applicable to such Award, unless the Plan has been approved by the holders of a majority of the Company’s outstanding voting securities by the later of (i) within 12 months before or after the date the Plan was adopted by the Board or (ii) prior to or within 12 months of the granting of any Award to a California Participant.